EXHIBIT 10(f)

                                AIM GROUP, INC.
                       2001 West Sample Road, Suite 300
                            Pompano Beach, FL 33064


April 10, 1997


[Name of Note Holder]


                  Re:  Amendment to Series A 3.5% Convertible
                       Note of AIM Group, Inc.
                       --------------------------------------


Dear _____________________:

     This letter agreement provides for an amendment to the Series A 3.5% Convertible Note (the "Note") issued on December 20, 1995 to you by AIM Group, Inc. (the "Company") in the principal amount of $______________. The Board of Directors of the Company has approved the changes in the terms of the Note set forth below and, upon acceptance by you in the space set forth below, the Note will be deemed to be amended to give effect to such changes, subject to the approval of the Vancouver Stock Exchange. Defined terms set forth below have the same meaning as prescribed in the Note unless the context otherwise requires.

     The Note is amended as follows:

     1.  MATURITY.  The Maturity  Date of the Note is extended to be March 31,
         1998.

     2. INTEREST RATE. The annual interest rate of the Note is increased to 10%, effective January 1, 1997, payable quarterly in arrears at the beginning of each calendar quarter.

     3. THE CONVERSION PRICE. The conversion provisions of the Note are amended to provide that the Note will be convertible prior to the Maturity Date at a Conversion Price of $.70 per share (which amount is more than 500% higher than the current bid price per share for the common stock on the Vancouver Stock Exchange). The provisions in
         Section 3(d) of the Note relating to conversion subsequent to the Maturity Date are deleted.


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     4.  SENIOR DEBT  LIMITATION.  Amending the letter dated December 22, 1995 to you from the undersigned, the Company will not, without the prior approval of the holders of at least 80% of the principal amount of
         the  Series  A  3.5%  Convertible   Notes   outstanding,   incur  any
         indebtedness which ranks senior in priority to payment of the indebtedness under the outstanding Series A 3.5% Convertible Notes.


                                                Sincerely yours,


                                                AIM GROUP, INC.


                                                By:_________________________
                                                   Paul R. Arena
                                                   Chairman of the Board and
                                                   Chief Executive Officer



 Accepted on this


 ______ day of April, 1997

 [Name of Note Holder]


 By:______________________